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                                                                   EXHIBIT 10(x)

                               FIRST AMENDMENT TO
                     AMENDED AND RESTATED SERVICE AGREEMENT
                     --------------------------------------

     This amendment is made effective January 1, 2001, between PDHC, Ltd., a Minnesota corporation ("Service Company"), and PDG, P.A., a Minnesota professional corporation ("Provider").

                             Background Information
                             ----------------------

     A. Service Company and Provider (the "Parties") are the Parties to an Amended and Restated Service Agreement dated January 1, 1999, as modified from time to time prior to the date of this amendment (as so modified, the "Service Agreement"), pursuant to which Service Company provides management services to the dental practice owned and operated by the Provider.

     B. Provider currently owns 80% of the outstanding shares of Dental Specialists of Minnesota, P.A., a Minnesota professional corporation ("Specialists"). As such, Provider controls Specialists' operations, and Specialists' operations are subject to the Service Agreement. Provider desires to transfer a portion of its shares in Specialists, or cause or permit Specialists to issue additional shares, in one transaction or a series of transactions, as a result of which Provider may become a minority shareholder in Specialists. However, prior to such transaction or transactions, Provider will enter into a Shareholder Control Agreement with the other shareholders of Specialists under which Provider will retain substantially the same control as Provider currently possesses with respect to Specialists (the "Shareholder Control Agreement").

     C. Provider and Specialists have adopted and implemented the PDG, P.A. and Affiliates Equity Accumulation Plan dated January 1, 1998 (the "Equity Accumulation Plan") to provide deferred compensation to certain professional employees of Provider and Specialists. Provider has also entered into the Trust Under PDG, P.A. and Affiliates Equity Accumulation Plan dated May 1, 2001 between Provider and Guardian Trust Company, FSB (the "Equity Plan Trust") for the administration of contributions to the Equity Accumulation Plan, investment of those contributions, and payments to participants under the Equity Accumulation Plan. Service Company was not involved in the structuring and implementation of the Equity Accumulation Plan, but it has agreed to modify certain provisions of the Service Agreement to facilitate its funding and administration.

     D. The Parties desire to modify certain provisions of the Service Agreement, to implement changes related the Parties' relationship to each other, including addressing matters related to Specialists and the Provider Equity Accumulation Plan, and are executing this amendment for that purpose.

                             Statement of Agreement
                             ----------------------

     The Parties hereby acknowledge the foregoing Background Information and agree as follows:

     Section 1. Definitions. All capitalized terms used but not otherwise
                -----------
defined in this amendment shall have the respective meanings given those terms in the Service Agreement.

     The term "Budgeted Margin" is hereby deleted from Exhibit A attached to the Service Agreement in its entirety.

     Section 2. Budgeted Provider Expense. The following terms shall apply for
                -------------------------
purposes of establishing the percentages of Adjusted Gross Revenue to be allocated to Provider Expense in each annual Budget to establish budgeted Provider Expense as contemplated by Section 4.13 of the Service Agreement and item 1 of Exhibit A-1 to the Service Agreement:

          (a) The anticipated Provider Expense for each dentist employed or retained by Provider shall be established pursuant to the methodology set forth in Appendix 1 attached to this

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     amendment for the applicable calendar year and for each calendar quarter in that year, and the sum of the individual total amounts for such dentists for each such period shall be the "Base Provider Expense" for that period. (The Parties acknowledge that the numbers included in the attached Appendix 1 are examples only and are not necessarily intended to reflect the actual calculation of Base Provider Expense for any calendar year or quarter.)

          (b) For the applicable calendar year: (i) the Base Provider Expense for that year shall be added to (A) an amount equal to 1% of the total Adjusted Gross Revenue set forth in such Budget for that year (the "Total Annual AGR"), and (B) an amount (the "Annual Equity Plan Contribution") equal to the lesser of (1) $150,000, or (2) one-half of the Funding Amount (defined below) applicable that year under the Equity Accumulation Plan;
     (ii) the sum of such numbers (the "Total Annual Provider Expense") shall be divided by the Total Annual AGR; and (iii) the resulting quotient shall be converted to a percentage, which shall be the percentage for the "Full Year" in item 1 of Exhibit A-1.

          (c) For each applicable calendar quarter: (i) the Base Provider Expense for that quarter shall be added to (A) an amount equal to 1% of the total Adjusted Gross Revenue set forth in such Budget for that quarter (the "Total Quarterly AGR"), and (B) an amount equal to one-fourth of the Annual Equity Plan Contribution; (ii) the sum of such numbers (the "Total Quarterly Provider Expense") shall be divided by the Total Quarterly AGR; and (iii) the resulting quotient shall be converted to a percentage, which shall be the percentage for the that quarter in item 1 of Exhibit A-1.

          (d) Notwithstanding the foregoing, if the Parties are unable to reach agreement on a Budget, including without limitation each element necessary for the calculations described above, for any year, then the Budget and the Provider Expense percentages in effect for the immediately preceding year shall continue in effect, except that the Total Annual Provider Expense and the Total Quarterly Provider Expense, and the resulting percentages for
     Item 1 of Exhibit A-1, shall be reduced as necessary to reflect any reduction in the amount of the Annual Equity Plan Contribution.

     For purposes of this section the term "Funding Amount" shall mean, with respect to any calendar year, the amount of cash actually contributed by Provider on or before June 30 of that calendar year to the Equity Plan Trust pursuant to and consistent with the Equity Accumulation Plan and the Equity Plan Trust; provided that: (A) such amount shall be estimated at the time the Budget for that calendar year is established; and (B) if the amount actually contributed that calendar year (the "Actual Contribution") is different than the amount so estimated, and if the Actual Contribution would have resulted in a different Annual Equity Plan Contribution amount for that calendar year, then the Annual Equity Plan Contribution, Total Annual Provider Expense, and Total Quarterly Provider Expense shall be recalculated, the percentages applicable for purposes of Exhibit A-1 shall be adjusted accordingly, and the Performance Fee recalculated (and the related then-current accrual adjusted accordingly) for that calendar year to reflect the Actual Contribution. Notwithstanding any other provisions of the Service Agreement or this amendment to the contrary, if the Equity Accumulation Plan or the Equity Plan Trust is terminated, revoked, suspended or amended in any material respect, then the Annual Equity Plan Contribution for the then-current calendar year and each subsequent calendar year shall be $0 unless and until otherwise expressly agreed by the Parties. Provider shall give Service Company such annual reports, financial statements, and other information regarding the Equity Accumulation Plan and Equity Plan Trust as may be reasonably requested by Service Company from time to time.

     Section 3. Fees. Sections 7.3 and 7.4 of the Service Agreement are hereby
                ----
deleted from the Service Agreement in their entirety and replaced with the following:

          Section.7.3 Fees. Provider and Service Company acknowledge and agree
                      ----
     that the compensation set forth in this Article is being paid to Service Company in consideration of the substantial commitment being made by Service Company hereunder and that such fees are fair and reasonable in all respects in consideration of (i) the services performed by Service Company

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     hereunder and (ii) the capital being made available by Service Company.
     Service Company shall be paid the following service fees:

               (a) Service Fee. Service Company shall receive a quarterly
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          Service Fee equal to the amount established pursuant to item 2 of
          Exhibit A-1 attached to this agreement or such other greater amount as may be agreed upon by the Parties, payable in three equal monthly installments; and

               (b) Performance Fee. Service Company shall receive a Performance
                   ---------------
          Fee equal to the amount, if any, by which the Calculated Margin for each calendar year exceeds the Service Fee for that calendar year, subject to adjustment pursuant to Section 7.4, below. The Performance Fee shall be calculated and accrued monthly and payable annually.

          Section 7.4 Adjustment to Performance Fee. The Performance Fee may be
                      -----------------------------
     adjusted for any calendar year during the Term pursuant to the following provisions:

               (a) If, for any calendar year during the Term (i) actual Provider Expense is less than or equal to budgeted Provider Expense for that calendar year and (ii) the Calculated Margin exceeds the Service Fee for that calendar year, then the Performance Fee for that calendar year shall be reduced by an amount equal to the Adjustment Percentage (defined below) of the difference between such Calculated Margin and such Service Fee.

               (b) If, for any calendar year during the Term (i) actual Provider Expense is greater than budgeted Provider Expense for that calendar year and (ii) the Actual Margin exceeds the Service Fee for that calendar year, then the Performance Fee for that calendar year shall be reduced by an amount equal to the Adjustment Percentage of the difference between such Actual Margin and such Service Fee.

               (c) The adjustment, if any, under this Section 7.4 shall be calculated and accrued monthly and payable annually.

          For purposes of the Service Agreement and this amendment, the term "Adjustment Percentage" shall mean a percentage determined as follows:

Calendar
  Year.                  Percentage
--------                 ----------

 2001                       20%
 2002                       30%
 2003 and thereafter        40%

     Exhibit A-1 attached to this Service Agreement is hereby deleted in its entirety and replaced with the Exhibit A-1 attached to this amendment.

     Notwithstanding the foregoing provisions of Sections 1 and 2 of this amendment: (a) the Parties shall continue to calculate Budgeted Margins for calendar years 2001 and 2002 as if the Service Agreement had not been amended by this amendment; (b) not later than 90 days after each of such calendar years, the aggregate Service Fee and Performance Fee shall be calculated for each such calendar year under both (i) the terms of the Service Agreement in effect prior to this amendment, assuming a Service Fee for each such year in an amount equal to 90% of the Budgeted Margin for that year (the "Old Fee Structure"), and (ii) the terms of the Service Agreement as amended by this amendment (the "New Fee Structure"); and (c) if the amount

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calculated under the Old Fee Structure is less than the amount calculated under the New Fee Structure, then Service Company shall pay the difference to Provider.

     Section 4. Service Company Advances. So long as no Advance Default (defined
                ------------------------
below) has occurred, then: (a) the unpaid portion of the initial advance made by Service Company to Provider in November 1996 shall continue to be non-interest bearing; and (b) Service Company shall make additional advances to Provider, to the extent reasonably requested by Provider in connection with its operation of its dental practice to which Service Company provides services under the Service Agreement; provided that (i) in no event shall Service Company be obligated to make any advance to the extent it would cause the aggregate amount of all outstanding advances or other loans from Service Company to Provider (the "Aggregate Advances") to exceed the Borrowing Base (defined below), (ii) if, at any time, the Aggregate Advances exceed the Borrowing Base, Provider shall promptly repay the difference to Provider; and (iii) advances from Service Company to Provider shall be repaid in the order in which they were made.

     For purposes of the Service Agreement, as amended by this amendment: (A) the term "Advance Default" shall mean any failure by Provider to comply with or perform any of its material duties or obligations under the Service Agreement, as amended by this amendment, which failure continues for 15 days after notice of such failure is given by Service Company to Provider; and (B) the term "Borrowing Base" shall mean, at any time (1) the aggregate net book value of Provider's then-current cash, accounts receivable, and contract rights, including without limitation the cash surrender value of life insurance used to fund the Provider Equity Accumulation Plan, minus (2) the aggregate amount of Provider's then-current liabilities that consist of working capital liabilities, deferred compensation related to the Provider Equity Accumulation Plan, indebtedness payable to a party other than Service Company, or taxes accrued or payable.

     Section 5. Specialists. The operations of Specialists shall at all times be
                -----------
subject to the Service Agreement as if its operations were part of Provider's operations for all material purposes relevant to the Service Agreement, including without limitation budgeting. Without limiting the foregoing, for purposes of applying the provisions of Section 2. of this amendment, the term Provider shall include both Provider and Specialists.

     The Shareholder Control Agreement shall be subject to Service Company's approval, and Provider shall not permit its ownership of the outstanding capital stock of Specialists to be less than 51% of all outstanding shares of each class until the Shareholder Control Agreement has been approved by Service Company and executed and delivered by Specialists and all of its shareholders. The Shareholder Control Agreement shall not be terminated or amended, none of Specialists' articles of incorporation, by-laws, or other organizational documents shall be amended, nor shall Provider own less than 20% of the outstanding shares of capital stock of each class of Specialists at any time, without Service Company's consent.

     Section 6. Interpretation. This is an amendment to and a part of the
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Service Agreement, and the provisions of this amendment shall apply from and after the date of this amendment, but shall not affect the application of the Service Agreement to periods prior to such date. In the event of any inconsistency between the provisions of this Service Agreement and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Service Agreement shall continue in full force and effect without change.

PDG, P.A.                                     PDHC, LTD.


By /s/ Gregory T. Swenson, D.D.S         By  /s/  Gregory A. Serrao
   ------------------------------           ------------------------
   Gregory T. Swenson, D.D.S.                Gregory A. Serrao
   President                                 Chairman of the Board

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                          ACKNOWLEDGEMENT AND AGREEMENT
                          -----------------------------

     Specialists hereby acknowledges the foregoing amendment and agrees to be bound by the Service Agreement and the foregoing amendment, including without limitation the provisions of Section 5. , above, regardless of the extent of Provider's ownership interest in Specialists.

                                    DENTAL SPECIALISTS OF
                                    MINNESOTA, P.A.


                                    By  /s/ Gregory T. Swenson, D.D.S.
                                        ----------------------------------------
                                        Gregory T. Swenson, D.D.S., President

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                                                                     EXHIBIT A-1

                                 FINANCIAL TERMS

     1. Budgeted Provider Expense [Section 4.13(a)]. For purposes of the Budget
        -------------------------------------------
for calendar year 2001, the following percentages of Adjusted Gross Revenue shall be allocated to Provider Expense for the following calendar quarters, respectively:

Qtr. 1   Qtr. 2    Qtr. 3    Qtr. 4   Full Year
------   ------    ------    ------   ---------

24.7%    24.8%     24.7%     24.2%      24.6%

     In each succeeding annual Budget, unless the Parties otherwise mutually agree, such percentages of Adjusted Gross Revenue shall be allocated to Provider Expense for the respective calendar quarters of the applicable calendar year.

     2. Service Fee [Section 7.3(a)]. The quarterly Service Fee for each
        ----------------------------
calendar quarter in calendar year 2001 shall be the lesser of (a) the Actual Margin for such calendar quarter, or (b) the amount set forth below for such calendar quarter:

  Qtr. 1        Qtr. 2       Qtr. 3        Qtr. 4       Full Year
----------    ----------   ----------    ----------    -----------

$2,650,602    $2,607,438   $2,457,258    $2,854,305    $10,569,603

     The Service Fee for each subsequent calendar quarter shall be an amount equal to the lesser of (i) the Actual Margin for such calendar quarter, or (ii) the aggregate amount of the Service Fee and the Performance Fee paid or payable with respect to the corresponding calendar quarter in the immediately preceding calendar year (after giving effect to any adjustments under Section 7.4 of this Agreement). Notwithstanding the other provisions of this Agreement, for purposes of applying the immediately preceding sentence only: (A) the Performance Fee and the related adjustment, if any, under Section 7.4 shall be calculated each calendar quarter (substituting "calendar quarter" for all references to "calendar year" in Section 7.3(b) and Section 7.4 for that purpose), and (B) the Performance Fee so calculated for any calendar quarter shall be deemed to be the Performance Fee payable for that calendar quarter under the immediately preceding sentence.

     3. Adjustments. Any or all of the percentages or amounts contained in this
        -----------
exhibit my hereafter be changed from time to time by written agreement of the Parties. Such agreement may be in the form of a new Exhibit A-1 to this agreement, which, if signed by both Parties, shall supersede this exhibit for all purposes thereafter.

     The effective date of this Exhibit A-1 is January 1, 2001.

PDG, P.A.                                 PDHC, LTD.


By /s/ Gregory T. Swenson, D.D.S.         By  /s/  Gregory A. Serrao
   ------------------------------             ----------------------
   Gregory T. Swenson, D.D.S.                 Gregory A. Serrao
   President                .                 Chairman of the Board